Exhibit 23(a)


                    INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Marsh & McLennan Companies, Inc. on Form S-3 of our reports dated March 6, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP


New York, New York

March 25, 1998